10.4
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.
AMENDMENT NO. 2 TO DISTRIBUTION SERVICES AGREEMENT
This Amendment No. 2 to Distribution Services Agreement (this “Amendment”), effective as of September 16, 2022 (the “Amendment Effective Date”), is made by and between Corcept Therapeutics Incorporated, having its principal place of business at 149 Commonwealth Drive, Menlo Park, CA 94025 (“Corcept”) and Optime Care, Inc., having its principal place of business at 4060 Wedgeway Court, Earth City, MO 63045 (“Optime”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement (as defined below).
    WHEREAS, Corcept and Optime are parties to that certain Distribution Services Agreement dated as of August 4, 2017 (the “Agreement”);
WHEREAS, Corcept and Optime entered into that certain Task Order Number One dated August 4, 2017, pursuant to Section 2.1 of the Agreement (the “First Task Order”);
WHEREAS, Corcept and Optime entered into that certain Amendment to Distribution Services Agreement dated as of August 1, 2022 (“Amendment No. 1”), which attached Task Order No. 2 to the Agreement (“Second Task Order”); and
    WHEREAS, in accordance with Section 24 of the Agreement, each of Corcept and Optime desires to amend the Agreement, on the terms and subject to the conditions set forth herein.
    NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
1.Modifications to the Agreement.
1.1.Term. The Term of the Agreement and the First Task Order is hereby amended to extend to March 31, 2024 (the “Termination Date”). The Agreement and all related Task Orders will terminate without further notice or action by either party, at 11:59:59 p.m. CDT on the Termination Date.
1.2.Amendment No. 1 and Second Task Order Termination. The Parties hereby agree that effective as of October 1, 2022, all terms and conditions of Amendment No. 1 and the Second Task Order are hereby terminated and of no further force or effect, including but not limited to Sections 1.6, 1.7 and 6 of Amendment No.1 and any and all obligations of Corcept to make any Bonus payments pursuant to the Second Task Order.
1.3.Base Fees. The Parties hereby agree that during the period from October 1, 2022, through the Termination Date, the following table regarding the Services Fees payable to Optime shall replace the “Base Fee Per Shipment” table applicable under the First Task Order, reflecting a [**] increase to these Base fees beginning January 1, 2023:
Base Fee Per Shipment*

Shipment Type	Fee – Applicable 10/1/2022 thru 12/31/2022	Fee – Applicable 1/1/2023 thru 3/31/2024
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
*Base fees are all-inclusive. (For example, shipping, reporting and other costs are not charged separately.)

2.Limited Amendment.
This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Agreement except as expressly provided for in this Amendment. All other terms, conditions, and obligations set forth in the Agreement, including those set forth in Section 18.3 of the Agreement, are hereby reaffirmed by the Parties.
3.Counterparts.
This Amendment may be executed in two (2) or more counterparts, each of which will be an original and all of which will constitute together the same document. Counterparts may be signed and delivered by facsimile, or electronically in PDF format, each of which will be binding when sent.
4.Survival. All provisions of this Amendment reasonably expected and necessary to survive termination or expiration of this Agreement in order to carry out the parties’ intentions shall survive any such termination or expiration, including Section 1.2.
5.Choice of Law. The validity and interpretation of this Amendment and the legal relations of the Parties under this Amendment shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles requiring the application of a different governing law. The Parties shall attempt in good faith to resolve informally and promptly any dispute that arises under this Amendment. Jurisdiction for any legal action arising from this Amendment shall exclusively reside in state or federal courts located in Delaware, and the parties hereby consent to the jurisdiction of such courts.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment. The Parties acknowledge that the date of signature may not be the Amendment Effective Date.
Corcept Therapeutics Incorporated    Optime Care, Inc.

CORCEPT THERAPEUTICS INCORPORATED		OPTIME CARE, INC.

By:	/s/ Sean Maduck	By:	/s/ Dea Belazi

Name:	Sean Maduck	Name:	Dea Belazi

Title:	President, Corcept Endocrinology	Title:	Chief Executive Officer

Date:	September 16, 2022	Date:	9/16/2022
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